Exhibit 99.1

MedAssets Reports Second Quarter and Six Month 2012 Financial Results

ATLANTA--(BUSINESS WIRE)--August 1, 2012--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its second quarter and six-month periods ended June 30, 2012. Second quarter results are summarized in the table below:

($ in millions, except per share)	2Q-12	2Q-11	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$102.1	$91.1	12.1%
Revenue Cycle Management (RCM)	60.9	56.3	8.2
Total Net Revenue	163.0	147.4	10.6%
Non-GAAP acquisition-related purchase
accounting revenue adjustments [a]	--	0.5	nm
Total non-GAAP Net Revenue	163.0	147.9	10.2%
Net income (loss)	2.3	(2.5)	nm
Earnings (loss) per share (EPS) – diluted	0.04	(0.04)	nm
Non-GAAP adjusted EBITDA	49.0	44.3	10.7%
Non-GAAP adjusted EPS - diluted	$0.28	$0.23	21.7
Weighted average shares - diluted [b]	58.7	57.4	2.3%

(a) Non-GAAP acquisition-related purchase accounting revenue adjustments reflect net revenue that would have been recognized after completion of the Broadlane acquisition if not for the GAAP-related purchase accounting revenue adjustments. A detailed explanation is provided under “Use of Non-GAAP Financial Measures” following the accompanying financial schedules.

(b) Given the Company’s net loss for the three months ended June 30, 2011, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

Net Revenue

Second Quarter

Total net revenue for the second quarter of 2012 increased 10.6% to $163.0 million from $147.4 million in the second quarter of 2011. Comparing period-over-period organic growth, total net revenue of $163.0 million in the second quarter of 2012 increased 10.2% from total non-GAAP net revenue of $147.9 million (including non-GAAP acquisition-related purchase accounting revenue adjustments) in the second quarter of 2011. Net revenue in the SCM segment grew 11.5% to $102.1 million from non-GAAP net revenue of $91.6 million in the second quarter of 2011 primarily due to continued growth in group purchasing-related net administrative fees as well as earlier-than-expected recognition of certain guarantee-related revenue and performance fees. Net revenue in the RCM segment increased 8.2% to $60.9 million from $56.3 million in the second quarter of 2011 as technology-related revenue grew 14.4% and was slightly offset by a 3.8% decline in services-related revenue.

Six-Month Period

Total net revenue for the first half of 2012 increased 12.6% to $312.9 million from $277.9 million in the first half of 2011. Comparing period-over-period organic growth, total net revenue of $312.9 million in the first half of 2012 increased 10.2% from non-GAAP total net revenue of $284.0 million in the first half of 2011. Net revenue in the SCM segment grew 10.7% to $195.4 million from non-GAAP net revenue of $176.5 million in the first half of 2011. Net revenue from the RCM segment increased 9.3% to $117.5 million from $107.5 million in the first half of 2011 as technology-related revenue grew 12.2% and services-related revenue increased 3.0%.

Non-GAAP Adjusted EBITDA

Second Quarter

Total non-GAAP adjusted EBITDA was $49.0 million, or 30.1% of total net revenue, in the second quarter of 2012, a 10.7% increase over total non-GAAP adjusted EBITDA of $44.3 million, or 29.9% of total non-GAAP net revenue, in the second quarter of 2011.

Six-Month Period

In the first half of 2012, total non-GAAP adjusted EBITDA was $95.4 million, or 30.5% of total net revenue, a 12.0% increase over total non-GAAP adjusted EBITDA of $85.2 million, or 30.0% of total non-GAAP net revenue, in the first half of 2011.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Second Quarter

Net income in the second quarter of 2012 was $2.3 million, or $0.04 per share, versus a net loss of $2.5 million, or a loss of $0.04 per share, in the second quarter of 2011. The second quarter of 2011 was impacted by acquisition and integration-related expenses associated with the purchase of Broadlane in November 2010.

Non-GAAP adjusted EPS, defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis, increased 21.7% to $0.28 per share in the second quarter of 2012, versus non-GAAP adjusted EPS of $0.23 per share in the second quarter of 2011.

Six-Month Period

Net income in the first half of 2012 was $2.0 million, or $0.03 per share, versus a net loss of $18.7 million, or a loss of $0.33 per share, in the first half of 2011. The net loss in the first half of 2011 was primarily due to acquisition and integration-related costs as well as increased amortization and interest expense related to the acquisition of Broadlane.

Non-GAAP adjusted EPS was $0.51 per share in the first half of 2012, a 27.5% increase over non-GAAP adjusted EPS of $0.40 per share in the first half of 2011.

Cash Flow and Capital Resources

Cash provided by operating activities in the first six months of 2012 was $62.7 million, a 68.0% increase from $37.3 million in the first half of 2011. The Company’s balance sheet at June 30, 2012 included $925.1 million in total bank and bond debt, net of cash and cash equivalents. The Company prepaid approximately $25 million of bank debt in the second quarter in addition to scheduled principal payments. The total net debt equates to leverage of approximately 4.8 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Updated 2012 Financial Guidance

MedAssets raised its full-year 2012 financial guidance, as follows:

($ in millions, except per share)	FY 2012	Y-Y % change
Net Revenue:
SCM segment	$386 - 394	4.3 - 6.4%
RCM segment	231 - 239	7.8-11.5
Total Net Revenue	620 - 630	6.1 - 7.8
Non-GAAP adjusted EBITDA	198 – 206	7.6-11.9%
GAAP EPS – diluted	0.13 - 0.21	nm
Non-GAAP adjusted EPS – diluted	$1.05 - 1.13	6.1-14.1%

Non-GAAP Contracted Revenue

At June 30, 2012, MedAssets rolling 12-month non-GAAP contracted revenue estimate was $603.4 million (SCM segment - $373.1 million; RCM segment - $230.3 million), a year-over-year increase of 8.1%. Non-GAAP contracted revenue is the Company’s estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, August 1, 2012
Phone:	866-200-6965 (or 646-216-7221 for international/local callers), PIN code 63642908
Webcast:	http://ir.medassets.com, “Events & Presentations” page; Archive will be available for over 30 days
Replay:	Call 866-206-0173 or 646-216-7204 (PIN code 274355)

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 4,200 hospitals and 100,000 non-acute healthcare providers. The company currently manages $48 billion in supply spend and touches over $340 billion in gross patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; acquisition-related purchase accounting revenue adjustments; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2012 financial guidance, revenue growth and other financial projections and forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with acquisitions. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change
Revenue:
Administrative fees, net	$66,695	$59,815	11.5%	$132,111	$116,397	13.5%
Other service fees	96,315	87,559	10.0%	180,789	161,536	11.9%

Total net revenue	163,010	147,374	10.6%	312,900	277,933	12.6%

Operating expenses:
Cost of revenue	34,730	30,488	13.9%	66,013	61,043	8.1%
Product development expenses	6,638	6,202	7.0%	13,560	12,875	5.3%
Selling and marketing expenses	19,178	18,000	6.5%	33,726	30,601	10.2%
General and administrative expenses	56,574	46,770	21.0%	110,410	95,911	15.1%
Acquisition and integration-related expenses	2,028	6,828	-70.3%	3,277	18,971	-82.7%
Depreciation	7,281	5,228	39.3%	13,695	10,907	25.6%
Amortization of intangibles	18,481	20,232	-8.7%	37,411	40,472	-7.6%

Total operating expenses	144,910	133,748	8.3%	278,092	270,780	2.7%

Operating income	18,100	13,626	32.8%	34,808	7,153	386.6%
Other (expense) income:
Interest (expense)	(16,871)	(18,075)	-6.7%	(34,050)	(36,124)	-5.7%
Other income	228	109	109.2%	335	280	19.6%

Income (loss) before income taxes	1,457	(4,340)	133.6%	1,093	(28,691)	103.8%
Income tax benefit	(794)	(1,852)	-57.1%	(919)	(10,033)	-90.8%

Net income (loss)	2,251	(2,488)	190.5%	2,012	(18,658)	110.8%

Basic net income (loss) per share	0.04	(0.04)	200.0%	0.04	(0.33)	112.1%

Diluted net income (loss) per share	$0.04	$(0.04)	200.0%	$0.03	$(0.33)	109.1%

Weighted average shares — basic	57,174	57,357	-0.3%	57,102	57,295	-0.3%
Weighted average shares — diluted	58,678	57,357	2.3%	58,637	57,295	2.3%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
In 000s, except share and per share amounts	2012	2011

ASSETS
Current assets
Cash and cash equivalents	$5,382	$62,947
Accounts receivable, net of allowances of $3,475 and $3,891 as of June 30, 2012 and
December 31, 2011	93,779	104,039
Deferred tax asset, current	15,462	15,434
Prepaid expenses and other current assets	21,624	18,488

Total current assets	136,247	200,908

Property and equipment, net	113,504	101,471
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	365,682	403,371
Other	57,112	61,381
Other long term assets	1,450,641	1,492,599

Total assets	$1,700,392	$1,794,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,099	$21,185
Accrued revenue share obligation and rebates	71,434	70,906
Accrued payroll and benefits	26,772	33,265
Other accrued expenses	17,913	17,811
Current portion of deferred revenue	51,160	48,459
Deferred purchase consideration	-	120,136
Current portion of notes payable	6,350	6,350
Current portion of finance obligation	223	213

Total current liabilities	189,951	318,325

Notes payable, less current portion	599,125	572,300
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,169	9,287
Deferred revenue, less current portion	14,057	14,148
Deferred tax liability	128,357	129,635
Other long term liabilities	8,955	7,670

Total liabilities	1,274,614	1,376,365
Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,366,000 and 57,857,000
shares issued and outstanding as of June 30, 2012 and December 31, 2011	584	579
Additional paid in capital	676,509	670,618
Accumulated other comprehensive loss	(4,804)	(4,061)
Accumulated deficit	(246,511)	(248,523)

Total stockholders’ equity	425,778	418,613

Total liabilities and stockholders’ equity	$1,700,392	$1,794,978

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended
In 000s	June 30,	June 30,
	2012	2011

Operating activities:
Net income (loss)	$2,012	$(18,658)

Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Bad debt expense	275	240
Depreciation	14,512	11,417
Amortization of intangibles	37,689	40,751
Loss on sale of assets	338	-
Non-cash stock compensation expense	5,015	822
Excess tax benefit from exercise of equity awards	(295)	(943)
Amortization of debt issuance costs	3,791	3,724
Noncash interest expense, net	270	2,034
Deferred income tax benefit	(1,384)	(17,987)

Changes in assets and liabilities	470	15,907

Cash provided by operating activities	62,693	37,307

Investing activities:
Purchases of property, equipment, and software	(7,892)	(5,361)
Capitalized software development costs	(20,208)	(10,677)

Cash used in investing activities	(28,100)	(16,038)

Financing activities:
Borrowings from revolving credit facility	55,000	-
Repayment of notes payable	(28,175)	(28,175)
Repayment of finance obligation	(338)	(329)
Payment of deferred purchase consideration	(120,136)	-
Excess tax benefit from exercise of equity awards	295	943
Issuance of common stock	1,796	1,615
Purchase of treasury shares	(600)	-

Cash used in financing activities	(92,158)	(25,946)

Net decrease in cash and cash equivalents	(57,565)	(4,677)
Cash and cash equivalents, beginning of period	62,947	46,836

Cash and cash equivalents, end of period	$5,382	$42,159

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2012		2011 [c]			% Change
Non-GAAP gross administrative fees	$107,512		$94,343			14.0%
Other service fees	96,315		87,737			9.8%
Non-GAAP gross fees	203,827	RSO %	182,080	RSO %		11.9%
Non-GAAP RSO	(40,817)	38.0%	(34,207)	36.3%		19.3%
Total net revenue	$163,010		$147,873			10.2%

In 000s
	Six Months Ended June 30,
	2012		2011 [d]			% Change
Non-GAAP gross administrative fees	$212,016		$193,281			9.7%
Other service fees	180,789		163,108			10.8%
Non-GAAP gross fees	392,805	RSO %	356,389	RSO %		10.2%
Non-GAAP RSO	(79,905)	37.7%	(72,393)	37.5%		10.4%
Total net revenue	$312,900		$283,996			10.2%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2012		2011		% Change
Net revenue
Spend and Clinical Resource Management ("SCM")	$102,115		$91,112		12.1%
Revenue Cycle Management ("RCM")	60,895		56,262		8.2%
Total net revenue	163,010		147,374		10.6%
Non-GAAP acquisition-related purchase accounting
revenue adjustments [c]	-		499
Total non-GAAP net revenue	$163,010		$147,873		10.2%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$44,558	43.6%	$37,355	40.8%	19.3%
RCM	12,079	19.8%	14,251	25.3%	-15.2%
Corporate	(7,631)		(7,328)		4.1%
Total non-GAAP Adjusted EBITDA	49,006	30.1%	44,278	29.9%	10.7%

In 000s	Six Months Ended June 30,
	2012		2011		% Change
Net revenue
SCM	$195,380		$170,446		14.6%
RCM	117,520		107,487		9.3%
Total net revenue	312,900		277,933		12.6%
Non-GAAP acquisition-related purchase accounting
revenue adjustments [d]	-		6,063
Total non-GAAP net revenue	$312,900		$283,996		10.2%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$86,506	44.3%	$73,505	41.6%	17.7%
RCM	23,697	20.2%	25,721	23.9%	-7.9%
Corporate	(14,791)		(14,003)		5.6%
Total non-GAAP Adjusted EBITDA	95,412	30.5%	85,223	30.0%	12.0%

(c) Figures for the three months ended June 30, 2011 include acquisition-related purchase accounting revenue adjustments of $0.5 million, which represents the net amount of: (i) approximately $0.5 million in gross administrative fees and $0.2 million in other service fees primarily based on vendor reporting received from April 1, 2011 through June 30, 2011 relating to purchases made prior to the acquisition date, and (ii) a corresponding revenue share obligation of $0.2 million relating to the same period. There were no related adjustments for the three month period ended June 30, 2012.
(d) Figures for the six months ended June 30, 2011 include acquisition-related purchase accounting revenue adjustments of $6.1 million, which represents the net amount of: (i) approximately $9.2 million in gross administrative fees and $1.6 million in other service fees primarily based on vendor reporting received from January 1, 2011 through June 30, 2011 relating to purchases made prior to the acquisition date, and (ii) a corresponding revenue share obligation of $4.7 million relating to the same period. There were no related adjustments for the six month period ended June 30, 2012.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income (loss)	$2,251	$(2,488)	$2,012	$(18,658)

Depreciation	7,281	5,228	13,695	10,907
Depreciation (included in cost of revenue)	407	254	817	509
Amortization of intangibles, acquisition-related	18,481	20,232	37,411	40,472
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	139	278	278
Interest expense, net	16,866	18,068	34,045	36,110
Income tax benefit	(794)	(1,852)	(919)	(10,033)

Non-GAAP EBITDA	$44,631	$39,581	$87,339	$59,585

Share-based compensation	2,456	(2,521)	5,015	822
Rental income from capitalized building lease	(109)	(109)	(219)	(218)
Purchase accounting revenue adjustments	-	499	-	6,063
Acquisition and integration-related expenses	2,028	6,828	3,277	18,971

Non-GAAP Adjusted EBITDA	$49,006	$44,278	$95,412	$85,223

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
In 000s, except per share data	2012	2011	2012	2011

Net income (loss)	$2,251	$(2,488)	$2,012	$(18,658)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	19,093	20,917	38,635	41,841
Pre-tax non-cash, share-based compensation	2,456	(2,521)	5,015	822
Pre-tax acquisition and integration-related expenses	2,028	6,828	3,277	18,971
Pre-tax purchase accounting revenue adjustments	-	499	-	6,063
Pre-tax deferred payment interest expense accretion	-	837	-	1,654
Tax effect on pre-tax adjustments [e]	(9,430)	(10,624)	(18,770)	(27,740)

Non-GAAP adjusted net income	$16,398	$13,448	$30,169	$22,953

Income (Loss) Per Share (EPS) - diluted	$0.04	$(0.04)	$0.03	$(0.33)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.33	0.36	0.66	0.73
Pre-tax non-cash, share-based compensation	0.04	(0.04)	0.09	0.02
Pre-tax acquisition and integration-related expenses	0.03	0.12	0.06	0.33
Pre-tax purchase accounting revenue adjustments	-	0.01	-	0.11
Pre-tax deferred payment interest expense accretion	-	0.01	-	0.02
Tax effect on pre-tax adjustments [e]	(0.16)	(0.19)	(0.33)	(0.48)

Non-GAAP adjusted EPS - diluted	$0.28	$0.23	$0.51	$0.40

Weighted average shares - diluted (in 000s) [f]	58,678	57,357	58,637	57,295

(e) The Company used a 40% tax rate to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(f) Given the Company’s net loss for the three and six months ended June 30, 2011, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2012 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2012
	(Low)	(High)

Net Income	$7,500	$12,600

Depreciation	30,900	30,900
Depreciation (included in cost of revenue)	1,600	1,600
Amortization of intangibles, acquisition-related	72,700	72,700
Amortization of intangibles, acquisition-related (included in cost of revenue)	600	600
Interest expense, net	66,200	66,400
Income tax expense	4,100	6,800

Non-GAAP EBITDA	183,600	191,600

Share-based compensation	10,300	10,300
Acquisition and integration-related expenses	4,500	4,500
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$198,000	$206,000

SUPPLEMENTAL 2012 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2012
	(Low)	(High)

Net Income	$7,500	$12,600

EPS - diluted	0.13	0.21

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	1.28	1.28
Pre-tax non-cash, share-based compensation	0.17	0.17
Pre-tax acquisition and integration-related expenses	0.08	0.08

Tax effect on pre-tax adjustments [g]	(0.61)	(0.61)

Non-GAAP cash EPS - diluted	$1.05	$1.13

Fully diluted weighted average shares outstanding	59,000	59,000

(g) The Company used a 40% tax rate to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

	6.30.11	9.30.11	12.31.11	3.31.12	6.30.12

SCM segment	344.1	348.3	350.3	356.5	373.1
RCM segment	214.2	213.0	218.4	222.7	230.3
Total	558.3	561.3	568.7	579.2	603.4

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011 [h]	2012	2011
Amount of share-based compensation included in:
Cost of revenue	362	(425)	863	594
Product development expense	(4)	25	89	80
Selling & marketing expense	329	(540)	787	(250)
General & administrative expense	1,769	(1,581)	3,276	398

Total	$2,456	$(2,521)	$5,015	$822

(h) During the three months ended June 30, 2011, we recorded an adjustment of ($6,537) to share-based compensation expense based on our probability assessment of performance achievement relating to certain performance-based restricted stock grants and SSAR grants.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; adjusted net income; diluted adjusted EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-related purchase accounting revenue adjustments reflect an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations required that the Company estimate the amount of client supply purchases (the driver of administrative fee revenue) occurring prior to the Broadlane acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports were received and cash was collected, the Company did not recognize revenue for these acquisition-related purchase accounting revenue adjustments.

The Company defines adjusted net income as net income excluding non-cash acquisition-related intangible amortization and depreciation, and non-recurring expense items on a tax-adjusted basis, non-cash shared-based compensation and certain acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and depreciation, and non-recurring expense items, non-cash shared-based compensation and certain acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from the Company's operations, and by assessing organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation historically has been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com